Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Plan, as amended, of IDM Pharma, Inc. of our report dated March 28, 2007, with respect to the consolidated financial statements of IDM Pharma, Inc., as of and for the years ended December 31, 2006 and 2005 included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Los Angeles, California
June 29, 2007